Exhibit 99.1

FOR IMMEDIATE RELEASE

I.D. Systems Reports Second Quarter 2015 Financial Results

Woodcliff Lake, NJ, August 3, 2015—I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of wireless solutions for the Industrial Internet of Things, reported results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

•	Revenue decreased 13% to $9.9 million from $11.4 million in the second quarter of 2014, primarily due to a 32% decrease in vehicle management systems (VMS) revenue as the company transitioned sales and deployments to its new VAC4 product and pricing model. The decline was partially offset by a 16% increase in service revenue totaling $4.9 million, which was primarily the result of higher revenue from VMS services associated with the new pricing.

•	Recurring revenue increased 4% to $4.7 million, or 47% of total revenue in the second quarter, as compared to $4.5 million, or 39% of total revenue in the year-ago quarter. The transition to VMS solutions based on a recurring revenue model is expected to continue to increase recurring revenue.

•	Gross margin was 42% compared to 45% in the second quarter of 2014. The year-over-year decrease was primarily attributable to higher VMS installation costs and the VAC4 SaaS-based pricing model, which has a lower upfront price. As illustrated by the sequential improvement from Q1 2015, gross margin is expected to continue to improve as unit sales increase and customers sign long-term higher margin service contracts.

•	Selling, general and administrative (SG&A) expenses increased 10% to $6.2 million from $5.7 million in the second quarter of 2014. The increase was primarily due to higher payroll-related expenses and stock-based compensation expense, partially offset by lower amortization expenses. Also, the company made the strategic decision to invest the time and training required to retune VAC4 and make it a more universally deployable product.

•	Research and development expenses decreased 17% to $1.1 million from $1.3 million in the second quarter of 2014, primarily due to the completion of several product development-related ‘I.D. Systems 2.0’ initiatives.

•	Excluding stock-based compensation, depreciation and amortization, and other non-recurring items, non-GAAP net loss totaled $2.6 million, or $(0.21) per basic and diluted share, compared to non-GAAP net loss of $1.1 million, or $(0.09) per basic and diluted share, in the same period a year ago.

•	Net loss totaled $3.1 million, or $(0.25) per basic and diluted share, compared to a net loss of $1.7 million, or $(0.14) per basic and diluted share in the second quarter of 2014.

•	As of June 30, 2015, the company had $6.9 million in cash, cash equivalents and marketable securities, and no debt, which is down $4.1 million from the previous quarter end. However, the company’s refocused go-to-market strategy described below is aimed at increasing sales in the second half in order to reduce inventory, which, when combined with the decrease in headcount and expected collections on existing accounts receivable, the company expects to reduce its cash consumption.

Management Commentary

“While we are clearly disappointed with our results for the quarter, it is important to explain the context,” said I.D. Systems chairman and CEO, Kenneth Ehrman. “Although we expanded our salesforce during the past two quarters while simultaneously investing in VAC4 implementations for a few of our largest customers, it became apparent that we are best served focusing primarily on our larger customers for direct sales. Historically, we have sold millions of dollars of products and services to several large enterprise customers like Walmart, Ford and U.S. Postal Service, whereby the relationship is mutually valuable and we can rationalize deploying substantial support on their behalf. At the other end, those customers with smaller implementations still require upfront support. Our investments and confidence in our channel partners’ ability to better serve this segment of our market will allow us to focus on those large accounts where we have historically delivered full solutions and support. We will still deliver world-class solutions to our other customers, and are highly confident that our excellent channel partners will provide the requisite support they require.

“As a consequence of these decisions, we have streamlined our sales and marketing functions to focus on only the larger opportunities in the market, effectively providing robust and full implementation, support and solutions in partnership with our customers. We therefore reduced our sales team and other positions, representing a 20% reduction in overall headcount, and are working in concert with our channel partners, where they will provide the implementation and support functions. We have reduced those costs associated with the broader part of our strategy, as well as other unnecessary overhead. Altogether, we believe we can drive higher revenue growth, higher revenue-per-employee, as well as sustainable profitability for our shareholders.

“We also invested additional resources to ensure our initial VAC4 customer installations were successful. This effort also took away from our ability to go-to-market effectively, which contributed to the revenue decline in the second quarter. We believe we have the correct products, structure and partners to effectively and profitably serve this large and growing market.

“We are already seeing positive signs from current and prospective customers to our new go-to-market approach, demonstrated by our recent selection by a Fortune 50 company to be their North American telemetry partner. Their choice of I.D. Systems not only supports our new direction, but also validates how our solutions meet the enterprise needs of the world’s largest corporations. We are also seeing revitalized interest from the rental car market, as demonstrated by a new development engagement initiated during the second quarter by Avis Budget Group, a Fortune 500 company and owner of Zipcar, the world's leading car sharing network.

“Along with the benefits from our ‘2.0’ initiative, we expect our new approach to the market and the reduction in headcount to reduce our operating costs by $4 million annually. These savings, together with our refocused go-to-market strategy are intended to boost sales among larger customers and improve our financial results for the second half of the year.”

Second Quarter 2015 Operational Highlights

•	I.D. Systems received purchase orders with five-year service contracts for initial system deployments with new customers, including, for transportation asset management (TAM) products, Roly’s Trucking and Logistics One, and for VMS solutions, Toyota Motor Manufacturing Texas—the seventh Toyota manufacturing plant in North America to deploy I.D. Systems’ technology for industrial vehicle fleets.

•	The company earned repeat business from core end users, including American Airlines, Ashley Furniture, Avis Budget Group, CH Robinson, Detroit Diesel, Duncan and Son Lines, Ford Motor Company, Fritz Winter, Frontier Transportation, John Deere, Knight Transportation, Koch Trucking, Nestlé, Procter & Gamble, Sonoco, Toyota, US Trailer Holdings, the U.S. Postal Service, and Walmart.

•	Received purchase orders from VMS channel partners for end users across a diverse range of industries, including automotive, consumer packaged goods, food and beverage, grocery, healthcare, heavy equipment, retail and tobacco.

•	Released a new version of its PowerFleet® Vision application software, and continued to develop a next-generation VMS software platform, which is scheduled for release by the end of 2015.

•	Completed the full commercial release of a dry van trailer tracking system with patented cargo and door/light sensing system. The system passed a series of stringent customer field tests, which helped refine the sensitivity and settings of the system.

•	Continued to refine and improve analytics software tools, backend system hosting capabilities, and ERP systems to better support the company’s enterprise and hosted customers and to better streamline operations.

•	U.S. Patent and Trademark Office allowed I.D. Systems’ application for its fourth patent pertaining to wireless rental car management. The patent covers a method to control vehicle access remotely, enabling a vehicle-mounted device to communicate wirelessly with smart phones to allow authorized renters to unlock the doors and energize the vehicle.

Investor Conference Call

Management will discuss the results of operations and business outlook on a conference call later today (August 3, 2015) at 4:45 p.m. Eastern time (1:45 p.m. Pacific time). I.D. Systems CEO Kenneth Ehrman and CFO Ned Mavrommatis will host the call, followed by a question and answer period.

The conference call will be broadcast live via the Investors section of the company’s website at www.id-systems.com. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

Non-GAAP Measures

To supplement its financial statements presented in accordance with Generally Accepted Accounting Principles (GAAP), I.D. Systems provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors’ overall understanding of I.D. Systems’ current financial performance. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. Reconciliation of all non-GAAP measures included in this press release to the nearest GAAP measures can be found in the financial tables included in this press release.

About I.D. Systems

Headquartered in Woodcliff Lake, New Jersey, with subsidiaries in Texas, Germany, and the United Kingdom, I.D. Systems is a leading global provider of wireless solutions for securing, controlling, tracking, and managing high-value enterprise assets, including industrial vehicles, rental cars, trailers, containers, and cargo. The company’s patented technologies address the needs of organizations to monitor and analyze their assets to increase efficiency and productivity, reduce costs, and improve profitability. For more information, please visit www.id-systems.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward looking statements within the meaning of federal securities laws. Forward-looking statements include statements with respect to I.D. Systems’ beliefs, plans, goals, objectives, expectations, anticipations, assumptions, estimates, intentions, and future performance, and involve known and unknown risks, uncertainties and other factors, which may be beyond I.D. Systems’ control, and which may cause its actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. All statements other than statements of historical fact are statements that could be forward-looking statements. For example, forward-looking statements include statements regarding: prospects for additional customers; potential contract values; market forecasts; projections of earnings, revenues, synergies, accretion or other financial information; emerging new products; and plans, strategies and objectives of management for future operations, including growing revenue, controlling operating costs, increasing production volumes, and expanding business with core customers. The risks and uncertainties referred to above include, but are not limited to, future economic and business conditions, the loss of key customers or reduction in the purchase of products by any such customers, the failure of the market for I.D. Systems’ products to continue to develop, the possibility that I.D. Systems may not be able to integrate successfully the business, operations and employees of acquired businesses, the inability to protect I.D. Systems’ intellectual property, the inability to manage growth, the effects of competition from a variety of local, regional, national and other providers of wireless solutions, and other risks detailed from time to time in I.D. Systems’ filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended December 31, 2014. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, I.D. Systems. Unless otherwise required by applicable law, I.D. Systems assumes no obligation to update the information contained in this press release, and expressly disclaims any obligation to do so, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Liolios Group, Inc.

Matt Glover or Michael Koehler

Phone: 949-574-3860

IDSY@liolios.com

-- Tables to Follow –

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations Data

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2014	2015	2014	2015
Revenue:
Products	$7,161,000	$4,993,000	$12,951,000	$11,864,000
Services	4,252,000	4,933,000	8,198,000	9,182,000

	11,413,000	9,926,000	21,149,000	21,046,000
Cost of revenue:
Cost of products	4,769,000	3,491,000	8,071,000	8,714,000
Cost of services	1,520,000	2,309,000	2,970,000	4,258,000

	6,289,000	5,800,000	11,041,000	12,972,000

Gross profit	5,124,000	4,126,000	10,108,000	8,074,000

Operating expenses:
Selling, general and administrative expenses	5,651,000	6,225,000	12,471,000	12,994,000
Research and development expenses	1,343,000	1,120,000	2,493,000	2,349,000

	6,994,000	7,345,000	14,964,000	15,343,000

Loss from operations	(1,870,000)	(3,219,000)	(4,856,000)	(7,269,000)
Interest income	153,000	92,000	305,000	179,000
Other income, net	12,000	(15,000)	15,000	3,000

Net loss	$(1,705,000)	$(3,142,000)	$(4,536,000)	$(7,087,000)

Net loss per share - basic and diluted	$(0.14)	$(0.25)	$(0.38)	$(0.57)

Weighted average common shares outstanding - basic and diluted	12,089,000	12,575,000	12,054,000	12,398,000

I.D. Systems, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2015	2014	2015
Net loss attributable to common stockholders
	$(1,705,000)	$(3,142,000)	$(4,536,000)	$(7,087,000)
Depreciation and amortization	563,000	176,000	1,114,000	394,000
Stock-based compensation	22,000	379,000	305,000	767,000
Stock-based compensation related to executive change	-	-	327,000	-
Other non-recurring expenses related to executive change	-	-	723,000	-
Non-recurring costs related to unconsummated strategic initiative	-	-	-	669,000

Non-GAAP loss	$(1,120,000)	$(2,587,000)	$(2,067,000)	$(5,257,000)

Non-GAAP net loss per share – basic and diluted	$(0.09)	$(0.21)	$(0.17)	$(0.42)

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheet Data

	December 31,	June 30,
	2014*	2015
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$5,974,000	$3,343,000
Restricted cash	303,000	304,000
Investments - short term	3,249,000	726,000
Accounts receivable, net of allowance for doubtful accounts of $1,434,000 and $1,692,000 in 2014 and 2015, respectively	14,783,000	12,436,000
Financing receivables - current, net of allowance for doubtful accounts of $-0- in 2014 and 2015	1,898,000	1,889,000
Inventory, net	6,252,000	8,736,000
Deferred costs - current	2,183,000	2,605,000
Prepaid expenses and other current assets	1,767,000	1,963,000

Total current assets	36,409,000	32,002,000

Investments - long term	4,066,000	2,519,000
Financing receivables - less current portion	4,072,000	3,471,000
Deferred costs - less current portion	3,281,000	3,102,000
Fixed assets, net	1,520,000	2,671,000
Goodwill	1,837,000	1,837,000
Intangible assets, net	977,000	909,000
Other assets	324,000	354,000

	$52,486,000	$46,865,000

LIABILITIES
Current liabilities:
Accounts payable and accrued expenses	$10,102,000	$10,007,000
Capital lease obligation - current	149,000	70,000
Deferred revenue - current	6,742,000	6,574,000

Total current liabilities	16,993,000	16,651,000

Deferred rent	309,000	293,000
Deferred revenue - less current portion	7,929,000	7,337,000

	25,231,000	24,281,000
Commitments and Contingencies (Note 20)

STOCKHOLDERS’ EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued	-	-
Common stock; authorized 50,000,000 shares, $0.01 par value; 13,476,000 and 14,147,000 shares issued at December 31, 2014 and June 30, 2015, respectively; shares outstanding, 12,812,000 and 13,431,000 at December 31, 2014 and June 30, 2015, respectively	124,000	129,000
Additional paid-in capital	106,272,000	109,164,000
Accumulated deficit	(75,176,000)	(82,263,000)
Accumulated other comprehensive loss	(375,000)	(504,000)
Treasury stock; 664,000 shares and 716,000 shares at cost at December 31, 2014 and June 30, 2015, respectively	(3,590,000)	(3,942,000)

Total stockholders’ equity	27,255,000	22,584,000
Total liabilities and stockholders’ equity	$52,486,000	$46,865,000

I.D. Systems, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flow Data

(Unaudited)

	Six Months Ended June 30,
	2014	2015
Cash flows from operating activities:

Net loss	$(4,536,000)	$(7,087,000)
Adjustments to reconcile net loss to cash used in operating activities:
Bad debt expense	367,000	350,000
Proceeds from sale of New Jersey net operating loss carryforwards	63,000	-
Stock-based compensation expense	632,000	767,000
Depreciation and amortization	1,114,000	394,000
Inventory reserve	40,000	154,000
Other non-cash items	13,000	20,000
Changes in:
Accounts receivable	(974,000)	1,809,000
Financing receivables	1,207,000	609,000
Inventory	384,000	(2,638,000)
Prepaid expenses and other assets	(256,000)	(226,000)
Deferred costs	(55,000)	(243,000)
Deferred revenue	1,129,000	(752,000)
Accounts payable and accrued expenses	1,671,000	(212,000)
Net cash provided by (used in) operating activities	799,000	(7,055,000)
Cash flows from investing activities:
Expenditures for fixed assets including website development costs	(284,000)	(1,477,000)
Purchase of investments	(3,956,000)	(2,064,000)
Maturities of investments	3,921,000	6,110,000
Net cash (used in) provided by investing activities	(319,000)	2,569,000
Cash flows from financing activities:
Principal payments of capital lease obligation	(69,000)	(79,000)
Proceeds from exercise of stock options	58,000	1,896,000
Net cash (used in) provided by financing activities	(11,000)	1,817,000
Effect of foreign exchange rate changes on cash and cash equivalents	58,000	38,000
Net increase (decrease) in cash and cash equivalents	527,000	(2,631,000)
Cash and cash equivalents - beginning of period	6,582,000	5,974,000
Cash and cash equivalents - end of period	$7,109,000	$3,343,000
Supplemental disclosure of cash flow information:
Cash paid for:
Taxes	-	-
Interest	17,000	9,000
Noncash activities:
Unrealized gain (loss) on investments	$10,000	$12,000
Shares withheld pursuant to stock issuance	$137,000	$351,000

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